Exhibit 13.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Vedanta Limited (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying annual report on Form 20-F of the Company for the year ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2018

By:	/s/ Kuldip Kaura

Name: Kuldip Kaura

Title: Interim Chief Executive Officer